EXHIBIT 10.2

                              CONSULTING AGREEMENT

         THIS AGREEMENT, effective the 31st day of January, 2003 (the "Agreement"), by and between Zubair Kazi (the "Consultant"), a resident of St. Thomas, USVI, and Quintek Technologies, Inc. (the "Company"), with its principal office located at 537 Constitution Avenue, Suite B, Camarillo, CA 93012.

                                   WITNESSETH:
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         WHEREAS,  the  Consultant  has been requested by the Company to provide consulting  services  for  the  Company;

         WHEREAS, Consultant and the Company desire to expand their relationship, and the Company desires to enter into a formal consulting agreement with the Consultant pursuant to which it will engage the Consultant for general consulting services, including advice regarding sales and marketing and regarding mergers, acquisitions and related matters.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

1. Term. Consultant hereby agrees to act as Consultant on behalf of the Company for a six (6) month term commencing as of the date hereof (the "Term").

2. Services. The consulting services to be provided by Consultant during the Term shall be to advise and consult the Company regarding general business matters including, but not limited to the evaluation and analysis of management needs, sales and marketing, prospective mergers, asset, business or other acquisition, and other business combinations hereinafter ("Business Combinations") that the Company may ask the Consultant to undertake. Consultant shall not provide (and has not provided) Company any services in connection with the offer and sale of securities in a capital raising transaction nor do they include any services, directly or indirectly, to promote or maintain a market for the Company's stock. Consultant agrees to devote such time toward the performance of its duties hereunder as it deems reasonably necessary. It is not intended that such services require full time and effort by Consultant or any of its employees. The Company acknowledges that Consultant and/or its affiliates will provide consulting advice (of all types contemplated by this Agreement and otherwise) to others, as well as Company. Nothing herein contained shall be construed to limit and restrict Consultant in conducting such business with respect to others, or in rendering such advice to others. It is contemplated that the services of Consultant shall be performed in the City of Los Angeles and state of California and nothing shall require Consultant to attend meetings more frequently than three days in any calendar month. In the event Consultant's services are requested outside of the Los Angeles Metropolitan area (which shall be deemed to include the Company's offices in Camarillo, California), Company shall, in addition to a reasonable per diem allowance, provide Consultant with air transportation to and from the location outside the Los Angeles Metropolitan area and first class hotel accommodations. Company shall advise Consultant at least 15 days in advance of the date, time and place of any contemplated meeting and shall be subject to Consultant's prior commitments.

3. Compensation for Services. For and in consideration for the past services rendered and services to be rendered by Consultant as provided herein and in addition to any other compensation previously or subsequently agreed to be paid to Consultant, Company shall pay to Consultant upon execution of this Agreement the following: warrants to purchase four million five hundred thousand (4,500,000) shares of the common stock of Quintek Technologies, Inc. (QTEK; OTCBB). The exercise price of the warrants shall be $0.02 per share and the term shall be for six (6) months from the date of this agreement. The foregoing shall be referred to as "Compensation", and is deemed earned by Consultant
         upon   execution  of  this   Agreement.   The  shares   underlying  the
         Compensation shall be registered by the Company filing a registration statement on Form S-8 with the Securities Exchange Commission ("SEC") within five (5) days after the execution of this Agreement. If the registration statement on Form S-8 is not filed with the SEC within five (5) days after the after the execution of this Agreement, Company will, as additional compensation, increase the number of shares of common stock purchasable by the abovesaid warrrants by three percent (3%) for each full month (and on a pro-rata basis for partial months) after the execution of this Agreement that the registration statement on Form S-8 is not yet filed.
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4.       Entire Agreement;  Waivers; Exhibits. This Agreement supersedes any and all agreements, arrangements and understandings between the parties hereto, entered into or reached prior to the date hereof. No amendment, waiver or discharge of any provisions hereof shall be effective unless in writing signed by the parties hereto. All Exhibits attached hereto or incorporated herein by reference, together with this Agreement, shall be and are one complete agreement and constitute the entire agreement between the parties. This Agreement shall inure to the successors and assigns of the parties hereto.

5. Notices. All notices and other communication hereunder shall be in writing and shall be deemed to have been given when delivered personally, by overnight mail or couriers or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, to the address set forth on the first page of this Agreement or such other address as any party may notify the other pursuant hereto.
6. Headings. The headings in the Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

7. Consent to Service of Process; Jurisdiction; Venue. Each of the parties hereto hereby consents to the personal jurisdiction of the United States District Court for Delaware in any action, suit or proceeding arising under this Agreement and agrees to bring any such action, suit or proceeding only in such courts.
8. Assignments. This Agreement may not be assigned by any party without the express written consent of the other party.
9. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof or the actual domiciles of the parties hereto.

10. Confidential Information. During the Term of this Agreement and at all times thereafter, Consultant agrees that it will keep confidential and will not use or divulge to any person, firm or corporation, without Company's specific, prior consent in writing (i) any confidential information concerning the business affairs of Company, or any of its
         affiliates;   (ii)  any  trade  secrets  of  Company,  or  any  of  its
         affiliates; or (iii) any other specialized information or data relating to Company, the Company's Proprietary Rights (as the Company may define "Proprietary Rights" from time to time), or any participants therein, heretofore of hereafter learned, acquired or coming to Consultant's knowledge during the Term. Notwithstanding the above, the Consultant shall have no liability to Company with regard to information which (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of Consultant; (ii) was known to Consultant at the time of disclosure as shown by the files of Consultant in existence at the time of disclosure; (iii) is disclosed with the prior written approval of Company; (iv) was independently developed by Consultant without any use of confidential information and by employees or other agents of Consultant who have not been exposed to such confidential information; (v) becomes known to Consultant from a source other than the Company without breach of this Agreement by Consultant and otherwise not in violation of Company's rights; and (vi) is disclosed pursuant to the order of a court, administrative agency or other governmental body; provided, that Consultant shall provide prompt, advance notice thereof to enable Company to seek a protective order or otherwise prevent such disclosure, and provided that Consultant's disclosure is limited to that expressly required by such court, administrative agency or other governmental body.
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11.      Independent   Contractor   Relationship.   The  services   rendered  by
         Consultant to the Company pursuant to this Agreement shall be as an independent contractor, and this Agreement does not make Consultant the employee, agent or legal representative of the Company for any purpose
         whatsoever,   including,  without  limitation,   participation  in  any
         benefits or privileges given or attended by the Company to its employees. No right or authority is granted to Consultant to assume or to create any obligation or responsibility, express or implied, on behalf or in the name of the Company. The Company shall not withhold for Consultant any federal or state taxes from the amounts to be paid to Consultant hereunder, and Consultant agrees that it will pay all taxes due on such amounts.


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12.      Indemnification.  The Consultant agrees to indemnify the Company to the full extent of the law and the Company agrees to indemnify the Consultant to the full extent of the law.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf, effective as of the date first written above.



         Quintek Technologies, Inc.                        Consultant

         By:  /s/  Robert Steele                        /s/ Zubair Kazi
              ------------------                            ------------
                   Robert Steele                            Zubair Kazi
         Its:      Chief Executive Officer


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